                                                                Exhibit 99(g)(9)



Comerica Bank
One Detroit Center
500 Woodward Avenue
Detroit, Michigan 48226


Ladies and Gentlemen:

     Reference is made to the Custody Agreement between us dated as of May 1, 1995 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of The Munder Funds, Inc., namely the Munder Technology Fund (the "New Portfolio").

     We request that you act as Custodian under the Agreement with respect to the New Portfolio.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.


                                  Very truly yours,

                                  The Munder Funds, Inc.

                                  By:__________________________


                                  Accepted:

                                  Comerica Bank

                                  By:__________________________

Date: May 4, 1999